     As filed with the Securities and Exchange Commission on July 10, 1995
                                                        Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                               FARAH INCORPORATED
             (Exact name of registrant as specified in its charter)

                     TEXAS                                    74-1061146
       (State or other jurisdiction of                     (I.R.S. Employer
                 incorporation)                           Identification No.)

                               FARAH INCORPORATED
                                8889 GATEWAY WEST
                              EL PASO, TEXAS  79925
                                 (915) 593-4444
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------
                                 JAMES C. SWAIM
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                FARAH INCORPORATED
                                8889 GATEWAY WEST
                              EL PASO, TEXAS 79925
                                 (915) 593-4444
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  WITH A COPY TO:
                               DANIEL W. RABUN, ESQ.
                                 BAKER & MCKENZIE
                           2001 ROSS AVENUE, SUITE 4500
                                DALLAS, TEXAS 75201
                                 ----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                 ---------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                 ---------------
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                PROPOSED MAXIMUM
                                  AMOUNT       PROPOSED MAXIMUM     AGGREGATE       AMOUNT OF
 TITLE OF SHARES                  TO BE          AGGREGATE          OFFERING       REGISTRATION
TO BE REGISTERED                REGISTERED    PRICE PER SHARE         PRICE            FEE
- -----------------------------------------------------------------------------------------------
Common Stock, no par value    619,000 shares      $6.50 (1)       $4,023,500 (1)      $1,388
===============================================================================================

(1)   Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of the common stock on the New York Stock Exchange on July 3, 1995.

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS
                                619,000 SHARES
                              FARAH INCORPORATED                      [LOGO]
                                COMMON STOCK

   The 619,000 shares of Common Stock, no par value per share, offered hereby are being offered for the account of certain shareholders of Farah Incorporated (the "Company") named under the heading "Selling Shareholders" pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 28, 1994, between each of the Selling Shareholders and the Company. This Prospectus has been prepared by the Company pursuant to the Registration Rights Agreement. The Company will receive none of the proceeds from the sale of any of the shares in this offering, but has agreed to bear certain expenses of registration of the Common Stock under the federal and state securities laws (currently estimated to be $16,188), and of any offering and sale hereunder not including certain expenses such as commissions and discounts of underwriters, dealers or agents. See "Selling Shareholders," "Use of Proceeds" and "Plan of Distribution."

   The Common Stock of the Company is listed on the New York Stock Exchange under the symbol "FRA." On July 7, 1995, the closing sale price of the Common Stock was $6.875 per share.

   The shares of Common Stock may be offered and sold from time to time by each of the Selling Shareholders directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares of Common Stock as principals. The distribution of the shares of Common Stock may be effected in one or more transactions that may take place through the New York Stock Exchange or any national securities exchange on which the Common Stock is approved for listing in the future, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at such prices as may be obtainable. Usual and customary or specially negotiated brokerage fees or commissions may be paid by each of the Selling Shareholders in connection with such sales. See "Plan of Distribution."

  To the extent required, the specific shares of Common Stock to be sold, the names of each of the Selling Shareholders, purchase price, public offering price, names of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to each of the Selling Shareholders from the Common Stock will be the purchase price thereof less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of distribution not borne by the Company.

   FOR INFORMATION CONCERNING CERTAIN FACTORS THAT SHOULD BE CONSIDERED PRIOR TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 5.
                                 ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   IT IS ANTICIPATED THAT EACH OF THE PERSONS NAMED HEREIN UNDER THE CAPTION "SELLING SHAREHOLDERS" MAY OFFER AND SELL THE SECURITIES FROM TIME TO TIME IN ORDINARY TRANSACTIONS TO OR THROUGH ONE OR MORE BROKERS OR DEALERS THROUGH THE NEW YORK STOCK EXCHANGE OR ANY NATIONAL SECURITIES EXCHANGE ON WHICH THE COMMON STOCK IS APPROVED FOR LISTING IN THE FUTURE OR IN PRIVATE TRANSACTIONS AT SUCH PRICES AS MAY BE OBTAINABLE. ANY SUCH PERSON MAY BE DEEMED TO BE AN "UNDERWRITER" AS THAT TERM IS DEFINED BY THE SECURITIES ACT OF 1933, AS AMENDED. HOWEVER, THE COMPANY AND SUCH PERSONS DISCLAIM THAT ANY SUCH PERSON IS AN UNDERWRITER.
                                  ---------------
                THE DATE OF THIS PROSPECTUS IS JULY 10, 1995.

                           AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, as well as at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information described above may also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information set forth in that Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and exhibits. Statements contained herein concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . .     2
Incorporation of Certain Documents by Reference. . . . . . . . . . .     3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . .     7
Certain Relationships Between the Company and Each of the Selling
  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .     8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9


   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Commission pursuant to the Exchange Act and made a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 4, 1994;

  (b) The Company's Quarterly Report on Form 10-Q for the three months ended February 3, 1995;

  (c) The Company's Quarterly Report on Form 10-Q for the three months ended May 5, 1995;

  (d) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A, as amended, including all amendments and reports filed for the purpose of updating such description; and

  (e) The Company's proxy statement filed with the Commission dated January 31, 1995.

   Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will furnish without charge, upon written or oral request, to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Farah Incorporated, 8889 Gateway West, El Paso, Texas 79925, telephone number (915) 593-4444, Attn: Corporate Secretary.

                                THE COMPANY

   The Company, founded in 1920, is a leading manufacturer and marketer of apparel for men and boys. The Company was incorporated in Texas in 1947 as Farah Manufacturing Company, Inc. The name of the Company was changed to Farah Incorporated in 1987.

   The Company is organized as three distinct operating divisions: Farah U.S.A., Farah International and Value Slacks. Farah U.S.A. manufactures and sells a variety of casual and dress apparel to retailers throughout the United States. Farah International manufactures and sells apparel in several countries in Europe, Australia and Asia. Farah International's primary markets are the United Kingdom, Australia and New Zealand. Value Slacks operates retail stores which sell apparel manufactured by the Company for these stores, close-outs and seconds from Farah U.S.A., and a limited amount of merchandise purchased from third parties. As of May 5, 1995, Value Slacks had 33 retail stores, 28 in the United States and 5 in Puerto Rico.

   The Company manufactures high quality, medium priced apparel for men and boys. The Company's products include casual slacks, dress slacks and suit separates (matching pants and sportcoats which may be mixed and matched to accommodate retail customer size preferences), which are sold under the labels Savane-Registered Trademark-, Farah Clothing Company-Registered Trademark-, Farah-Registered Trademark- and John Henry-Registered Trademark-. In addition, the Company manufactures and sells private label products for certain customers.

   The Company's apparel products are manufactured with an array of fabrics that emphasize comfort, fit and performance. The Company is known for its use of "performance fabrics" that maintain a fresh, neat appearance. The Company's product lines primarily use 100% cotton fiber and blended fabrics (cotton/polyester or wool/polyester). Most of the Company's Savane products are offered with PROCESS 2000-Registered Trademark-. PROCESS 2000 is the Company's trademark, first introduced by the Company in late fiscal 1989, which is used to describe the wrinkle resistance features of the Savane garments. PROCESS 2000 fabrics are soft, wrinkle and shrink resistant and behave like "permanent press." The Company has also recently introduced a new line of products under the label, Savane-Registered Trademark- Soft Wash-TM-. Savane Soft Wash products are 100% cotton garments which utilize PROCESS 2000 and have a softer feel than other cotton garments. The Company also sells products under the Farah/Farah Clothing Company and John Henry labels using wrinkle resistant technologies.

   The Company's principal executive offices are located at 8889 Gateway West, El Paso, Texas 79925, and its telephone number is 915/593-4444.

                               RISK FACTORS

   PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS AND, IN PARTICULAR, SHOULD EVALUATE THE FOLLOWING RISK FACTORS.

HISTORY OF SIGNIFICANT LOSSES

   The Company has incurred aggregate net losses of approximately $28,471,000 from fiscal 1987 through fiscal 1994 and most recently incurred a net loss of $5,087,000 for the six months ended May 5, 1995. The Company's history of net losses was due in large part to the loss of customers resulting from the failure to deliver products in a timely manner. Historically, the failure to deliver products resulted primarily from certain strategic decisions made by the Company in the 1980s, including the transition of production from United States factories to offshore factories and significantly increasing the size and complexity of the Company's product line. The Company also lost customers as a result of certain marketing decisions. More recently, losses have resulted primarily from increased costs and the failure to deliver products, attributable in part to manufacturing problems associated with the startup of new manufacturing facilities in the United States, Mexico and Costa Rica, lower profit margins on private label business and lower overall levels of revenue. There can be no assurance that the Company will be profitable in the future or that the Company will not experience problems in delivering products in a timely manner.

COMPETITION

   Competition in the men's and boy's sectors of the apparel industry is extremely intense. The Company competes with many other apparel companies, some of which are substantially larger and have greater financial and other resources than the Company. The Company believes that in order to be successful in its industry, it must be able to evaluate and respond to changing consumer demand and tastes and remain competitive in the areas of style, quality and price while operating within the significant domestic and foreign production and delivery constraints of the industry. There can be no assurance that the Company will be successful in this regard.

PRIVATE LABEL BUSINESS

   The Company has recently begun to expand its private label business in the United States. For the six months ended May 5, 1995, Farah U.S.A. had sales of private label garments of $12,449,000, or 12% of consolidated net sales. For fiscal 1994 Farah U.S.A. sales of private label garments were
$15,392,000, or 6% of consolidated net sales.   Sales of private label
garments carry lower gross profit margins than Farah labeled products. Accordingly, the results of the Company s operations could be adversely affected as the private label business expands unless sufficient volumes of production are achieved to absorb the fixed costs of the Company or reductions are made in fixed costs to accommodate the lower gross profits margins. There can be no assurance that such sales volumes or costs reductions will be achieved.

DEPENDENCE ON KEY CUSTOMERS

  The number of major apparel retailers has decreased in recent years, and the retail apparel industry continues to undergo substantial consolidation. The Company could lose a retailer as a customer in the event the retailer is acquired in a consolidation and is required by the acquiring company to change vendors. The Company's ten largest customers accounted for approximately 56% and 54% of the Company's consolidated revenues during the fiscal years 1993 and 1994, respectively. The loss of the business of one or more of the Company's largest customers could have a material adverse effect on the Company's results of operations. The Company has no long-term commitments or contracts with any of its customers.

CONSUMER TRENDS

   The Company believes that its success depends, in part, on its ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. The Company attempts to minimize the risk of changing consumer trends and product acceptance by producing basic, year-round core products as opposed to more seasonal products. However, the Company's operating results could be adversely affected if the Company misjudges the market for a number of products or if consumers significantly shift their preference for certain types of products.

FOREIGN OPERATIONS

   Substantially all of the Company's products are manufactured outside of the United States, either in its foreign manufacturing factories or through arrangements with independent foreign contractors. In particular, the Company has extensive manufacturing operations in Mexico which has recently experienced some economic and political unrest. As a result, the Company's operations may be adversely affected by political instability resulting in the disruption of trade with foreign countries in which the Company's factories or contractors are located, the imposition of additional regulations relating to imports or duties, taxes and other charges on imports, any significant fluctuation of the value of the dollar against foreign currencies and restrictions on the transfer of funds. In addition, the Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and certain foreign countries. These agreements impose quotas on the amount and type of goods which can be imported into the United States from some of these countries.

QUARTERLY EARNINGS FLUCTUATIONS

   As is the case with many companies in the apparel industry, the Company's operating results are affected by the seasonal nature of the apparel industry. Accordingly, the Company's operating results may fluctuate from quarter to quarter.

POSSIBLE VOLATILITY OF STOCK PRICE

   The market price for shares of the Common Stock has varied significantly and may be volatile depending on news announcements and changes in general market conditions. In particular, news announcements regarding quarterly or annual results of operations or competitive developments impacting the Company may cause significant fluctuations in the market price of the Common Stock.

RELIANCE ON KEY PERSONNEL

   The Company believes that its continued success will depend to a significant extent upon the abilities and continued effort of certain key management employees. Each of these management employees is an integral part of the management of the Company. The loss of the services of any of these individuals could have a material adverse effect upon the Company. The Company's continued success is also dependent upon its ability to attract and retain other qualified employees.

NO DIVIDENDS

   The Company has not paid any dividends on its Common Stock since 1986 and does not plan to pay dividends on its Common Stock for the foreseeable future. The Company's revolving credit agreement prohibits the payment of dividends.

                             USE OF PROCEEDS

   The Company will not receive any of the proceeds from the sale of shares of Common Stock by either of the Selling Shareholders. The costs and expenses incurred in connection with the registration under the Securities Act of the offering described herein are estimated to be $16,188 and will be paid by the Company. Each Selling Shareholder will pay all brokerage fees and commissions, if any, incurred in the sale of shares of Common Stock by such party. See "Plan of Distribution."

                           SELLING SHAREHOLDERS

   This Prospectus covers the offer and sale of a total of 619,000 shares of Common Stock. Set forth below are the names of each Selling Shareholder, the nature of any position, office or other material relationship that a Selling Shareholder has had within the past 3 years with the Company or any of its predecessors or affiliates, the number of shares of Common Stock owned by each of the Selling Shareholders as of the date of this Prospectus, the number of such shares that may be offered and sold by each such Selling Shareholder hereunder, and (if 1% or more) the percentage of Common Stock to be owned by each such Selling Shareholder upon completion of the offering if all Common Stock offered by such Selling Shareholder is sold.



                                OWNERSHIP OF
                                 COMMON STOCK                                                        PERCENT OF
                              PRIOR TO OFFERING     SHARES OFFERED FOR        OWNERSHIP OF          COMMON STOCK
                             ------------------   SELLING SHAREHOLDER'S       COMMON STOCK          OUTSTANDING
SELLING SHAREHOLDERS(1)(2)   NUMBER   PERCENT(3)         ACCOUNT            AFTER OFFERING(4)   AFTER OFFERING(3)(4)
- -------------------------    ------   ---------   ---------------------    ----------------    -------------------
Georges Marciano Trust
  Under Trust Dated
  February 20, 1986(5) (the
  "Georges Marciano Trust")   974,300   9.6%            371,400                  602,900               6.0%

Paul Marciano Trust
  Under Trust Dated
  February 20, 1986(6) (the
  "Paul Marciano Trust")      247,600   2.4%            247,600                     0                   0%

_______________
(1) Each of the Selling Shareholders, among others, are parties to an Amended and Restated Stock Purchase Agreement dated as of March 12,
    1993 ("Stock Purchase Agreement"), with the Company pursuant to which they were originally granted certain registration rights in shares of Common Stock owned by them and offered hereby. In connection with the public offering of certain shares of the Common Stock in April 1994 by the Company and Marciano Investments, Inc., an affiliate of each of the Selling Shareholders, Marciano Investments, Inc. sold 1,200,000 shares of Common Stock. At the time of the public offering, each of the Selling Shareholders entered into the Registration Rights Agreement with the Company which modified the registration rights granted under the Stock Purchase Agreement. The shares offered hereby are being registered pursuant to the Registration Rights Agreement.

(2) The Georges Marciano Trust and the Paul Marciano Trust, as beneficial owners of the Common Stock offered hereby, may be deemed to be a "group" as that term is defined in Rule 13d-3 of the Exchange Act, although nothing contained herein shall be deemed to be an admission by such beneficial owners that a group exists and the Georges Marciano Trust and Paul Marciano Trust both disclaim that any such group exists.

(3) Based on 10,127,291 shares of Common Stock being outstanding on May 31,
    1995.

(4) Assumes all shares offered hereby are sold.

(5) Georges Marciano is the sole trustee of the Georges Marciano Trust which owns 371,400 of the 619,000 shares offered hereby and therefore may be deemed to be the beneficial owner of these shares. According to Amendment No. 13 to Schedule 13D dated April 27, 1994, the Georges Marciano Trust has sole voting and dispositive power with respect to 927,300 shares of Common Stock owned by it. Georges Marciano is deemed to be the beneficial owner of the 927,300 shares of Common Stock deemed to be beneficially owned by the Georges


                                    7



    Marciano Trust and of 47,000 shares of Common Stock owned by various trusts of which Mr. Marciano is the sole trustee.

(6) Paul Marciano is the sole trustee of the Paul Marciano Trust which owns 247,600 of the 619,000 shares of Common Stock offered hereby and therefore may be deemed the beneficial owner of these shares.


                 CERTAIN RELATIONSHIPS BETWEEN THE COMPANY
                   AND EACH OF THE SELLING SHAREHOLDERS

   The terms of the Stock Purchase Agreement and a prior stock purchase agreement require the Company to use its best efforts to appoint three individuals designated collectively by the Georges Marciano Trust and the Paul Marciano Trust to be elected to the Company's Board of Directors, subject to removal upon the sale of certain shares of Common Stock by each of the Selling Shareholders or Marciano Investments, Inc. No such persons were designated. The Stock Purchase Agreement also required each of the Selling Shareholders to vote their shares of Common Stock of the Company in favor of the election of certain continuing directors. This requirement expired 18 months from the closing date of such stock purchase. The terms of the Stock Purchase Agreement also provided that any transaction between each of the Selling Shareholders or their affiliates and the Company be approved by a majority of the continuing directors of the Company, so long as the Selling Shareholders and their affiliates owned a specified number of shares. A prior purchase agreement also prohibited Marciano Investments, Inc. from making or proposing a tender offer or other specified significant transaction involving the Company, or participating in a proxy contest for the Company, until August 1993, without the Company's written consent. Until such time, Marciano Investments, Inc. was also prevented from disposing of any shares of Common Stock, except in a specified change of control transaction.

                           PLAN OF DISTRIBUTION

   The Company will not receive any proceeds from the sale of Common Stock owned by either of the Selling Shareholders. It is anticipated that each of the Selling Shareholders will offer the securities described herein in the manner set forth on the cover page of this Prospectus, from time to time, directly or through broker-dealers or underwriters who may act solely as agents or may acquire shares of Common Stock as principals, in all cases as designated by each of the Selling Shareholders. Such underwriters or broker-dealers acting either as principal or as agent, may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from each of the Selling Shareholders and/or the purchasers of the securities offered hereby for whom they may act as agent.

   The net proceeds to each of the Selling Shareholders from the sale of Common Stock so offered will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. Each of the Selling Shareholders and any dealers or agents that participate in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act. However, the Company and such persons disclaim that any such person is an underwriter of the Common Stock.

   At any time a particular offer of Common Stock is made, to the extent required, the specific shares of Common Stock to be sold, the names of each of the Selling Shareholders, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. Such Prospectus Supplement may, if necessary, be in the form of a post-effective amendment to the Registration Statement of which this Prospectus is a part, and will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of such securities.

   Pursuant to the terms of the Registration Rights Agreement, each of the Selling Shareholders have requested that the Company shall maintain a "shelf" registration statement pursuant to Rule 415 under the Securities Act covering the sale of the Registrable Securities (as defined in the Registration Rights Agreement). Under the Registration Rights Agreement, the Company has agreed to bear certain expenses of registration of the Common Stock under the federal and state securities laws (currently estimated to be $16,188) and of any offering and sale hereunder not including certain expenses such as commissions or discounts of underwriters, dealers or agents attributable to the sale of such Common Stock.

   Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify each of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Shareholders may be required to make in respect thereof.

   To comply with the securities laws of certain jurisdictions, the securities offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

   Each Seller Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales by each Selling Shareholder and any other such person.
Furthermore, under Rule 10b-6 under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to such securities for a period of two business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the securities offered hereby.

                               LEGAL MATTERS

   The legality of the issuance of the Common Stock offered hereby will be passed upon for the Selling Shareholders by Baker & McKenzie.

                                  EXPERTS

   The consolidated financial statements of the Company and its subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended November 4, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, which are included herein in reliance upon the authority of that firm as experts in giving such reports.

                                PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The table below sets forth the estimated expenses expected to be paid by the Company in connection with the issuance and distribution of the Common Stock covered by this Registration Statement.

        SEC Registration Fee . . . . . . . . . . . . . . $ 1,388
        Printing and Engraving Expenses. . . . . . . . .     300
        Legal Fees and Expenses (other than Blue Sky). .   7,500
        "Blue Sky" Fees and Expenses . . . . . . . . . .   1,000
        Accounting Fees and Expenses . . . . . . . . . .   5,000
        Miscellaneous. . . . . . . . . . . . . . . . . .   1,000
                                                         -------
          Total. . . . . . . . . . . . . . . . . . . . . $16,188
                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The bylaws of the Company provide that directors and officers may be indemnified to the maximum extent permitted by the Texas Business Corporation Act (the "TBCA"). The TBCA permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

   The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the corporation laws of the State of Texas. Under the Company's Articles of Incorporation, and as permitted by the corporation laws of the State of Texas, a director is not liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director of the Company. Such limitation of liability does not affect a director's liability for a breach of a director's duty of loyalty to the Company, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, an act or omission for which the liability of a director is expressly provided by statute, or an act related to an unlawful stock repurchase or dividend payment. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The Company has entered into indemnification agreements with each of its directors and executive officers and with one of its officers who is not an executive officer. Each of these agreements, among other things, contractually obligates the Company to, under certain circumstances, indemnify the officer or director against certain expenses and liabilities arising out of legal proceedings which may be brought against such officer or director by reason of his status or service as a director or officer.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION
- -------                         -----------
 *5.1  Opinion of Baker & McKenzie.

 10.1  Amended and Restated Stock Purchase Agreement dated as of March 12, 1993
       (amending and restating the stock purchase agreement dated February 23, 1993) between the Company, the Georges Marciano Trust and the Paul
       Marciano Trust (incorporated by reference from Exhibit 10.128 to Form
       10-Q as of May 7, 1993).

*10.2  Registration Rights Agreement dated as of April 28, 1994 among the
       Company, the Georges Marciano Trust and the Paul Marciano Trust.

*23.1  Consent of Arthur Andersen LLP.

*23.2  Consent of Baker & McKenzie (included in Exhibit 5.1).

*24    Power of Attorney (see signature pages of Registration Statement).

________________________
* Filed herewith.


ITEM 17.   UNDERTAKINGS

  (a)    The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on July 10, 1995.

                                      FARAH INCORPORATED


                                      By: /s/ Richard C. Allender
                                      ---------------------------------------
                                      RICHARD C. ALLENDER
                                      Chairman of the Board,
                                      President and Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Richard C. Allender and James C. Swaim, and each of them, either one of whom may act without joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.


             SIGNATURE                     TITLE                             DATE
             ---------                     -----                             ----
/s/  Richard C. Allender
- ---------------------------------  Chairman of the Board, President    July 10, 1995
RICHARD C. ALLENDER                and Chief Executive Officer
                                   (Principal Executive Officer)


/s/ James C. Swaim                 Executive Vice President, Chief     July 10, 1995
- ---------------------------------  Financial Officer, Corporate
JAMES C. SWAIM                     Secretary, Treasurer and Director
                                   (Principal Financial Officer)


/s/ Russell G. Gibson              Vice President-Financial Planning   July 10, 1995
- ---------------------------------  and Reporting of Farah USA, Inc.
RUSSELL G. GIBSON                  (Principal Accounting Officer)


/s/ Clark L. Bullock               Director                            July 10, 1995
- ---------------------------------
CLARK L. BULLOCK


/s/ Christopher L. Carameros       Director                            July 10, 1995
- ---------------------------------
CHRISTOPHER L. CARAMEROS

/s/ Sylvan Landau                  Director                            July 10, 1995
- ---------------------------------
SYLVAN LANDAU



                                      II-4



             SIGNATURE                     TITLE                             DATE
             ---------                     -----                             ----


/s/ Michael R. Mitchell            Director                            July 10, 1995
- ---------------------------------
MICHAEL R. MITCHELL


/s/ Edward J. Monahan              Director                            July 10, 1995
- ---------------------------------
EDWARD J. MONAHAN


/s/ Timothy B. Page                Director                            July 10, 1995
- ---------------------------------
TIMOTHY B. PAGE


/s/ Charles J. Smith               Director                            July 10, 1995
- ---------------------------------
CHARLES J. SMITH


/s/ Thomas G. Wyman                Director                            July 10, 1995
- ---------------------------------
THOMAS G. WYMAN


                               INDEX TO EXHIBITS


                                                                      SEQUENTIALLY
EXHIBIT                                                                 NUMBERED
NUMBER                         DESCRIPTION                                PAGE
- -------                        -----------                            ------------
 5.1     Opinion of Baker & McKenzie.                                       17

10.2     Registration Rights Agreement dated as of April 28, 1994
         among the Company, the Georges Marciano Trust, and the
         Paul Marciano Trust.                                               19

23.1     Consent of Arthur Andersen LLP.                                    34